AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (the "Agreement"), entered into this 9th day of August 1999, is by, between, and among Porter McLeod National Retail Inc. a publicly held Delaware corporation (hereinafter the "Purchaser"),Rascals Enterprises, Inc. a privately-held Delaware corporation (hereinafter the "Private Company"), and the shareholders of the Private Company who are listed on the Schedule "A" hereto and have executed Subscriptions Agreements in the form attached in Schedule "B" hereto (the Shareholders").

                                    RECITALS
                                    --------

     WHEREAS, the Purchaser wishes to acquire, and the Shareholders, by executing Schedule "B", are willing to sell, all of the outstanding stock of the Private Company in exchange solely for a part of the voting stock of the Purchaser whereby the Shareholders would acquire a controlling interest of the Purchaser; and

     WHEREAS, the parties hereto intend to qualify such transaction as a tax-free exchange Pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, based upon the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements set for herein, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto approve and adopt this Agreement and Plan of Reorganization and mutually covenant and agree with each other as follows:

     1. Shares to be Transferred and Shares to be Issued
        ------------------------------------------------

     1.1 On the Closing date the Shareholders shall transfer to the Purchaser certificates for the number of shares of the common stock of the Private Company described in Schedule "A", attached hereto and incorporated herein, which in the aggregate shall represent all of the issued and outstanding shares of the common stock of the Private Company.

     1.2 In exchange for the transfer of the common stock of the Private Company pursuant to subsection 1.1 hereof, the Purchaser shall on the Closing Date and contemporaneously with such transfer of the common stock of the Private company to it by the Shareholders issue and deliver to the Shareholders the number of shares of common stock of the Purchaser specified on Schedule "A" hereof such that the Shareholders shall own approximately 70% of the outstanding common stock of the Purchaser.

     2.  Representations  and Warranties of the Private Company Edward Rodriguez
         ------------------------------------------------------
and the Private Company, severally and not jointly, represent and warrant to the Purchaser as set forth below. These representations and warranties are made as an inducement for the Purchaser to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, the Purchaser would not be a party hereto.

     2.1 Organization  and Authority.  The Private Company is a corporation duly
         ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into and perform the transactions contemplated by this Agreement. The Private Company has three subsidiaries, namely Rascals Comedy
Club Stagedoor Grill, Inc., a New Jersey corporation of which the Private company owns all of the outstanding stock, DEM amusement, Inc., a New Jersey corporation of which the Private company owns all of the outstanding stock, and Rascals Kendall, Inc., a Florida corporation of which the Private Company owns 75% of the outstanding stock (hereinafter the Subsidiaries").

     2.2 Capitalization. As of the date of the closing, the Private Company will
         --------------
have a total of no more than 7,000,000 shares of common stock issued and outstanding. All of the shares will have been duly authorized and validly issued and will be fully paid and nonassessable. There are no options, warrants, debentures, conversion privileges or other rights, agreements, or commitments obligating the Private company to issue or to transfer from the treasury any additional shares of capital stock of any class. Schedule "A" accurately sets forth all of the shareholders of record of the Private Company and the number of shares held of record by each shareholder.

     2.3  Directors  and  Officers.  The names and titles of all  directors  and
          ------------------------
officers of the Private company as of the date of this Agreement are as follows:

                  Mark W. Magnusson                  Chairman, COO, Director
                  Edward Rodriguez                   President, CEO, Director
                  Sharon Ciavatta                    Secretary, CFO

     2.4  Performance of this  Agreement.  The execution and performance of this
          ------------------------------
Agreement and the transfer of stock contemplated hereby have been authorized by the board of directors of the Private company.

     2.5  Financials.  True copies of the  financial  statements  of the Private
          ----------
Company and the subsidiaries for the period ended March 31, 1999 and December 31, 1998, (unaudited) have been furnished to the Purchaser. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Private Company and the subsidiaries as of March 31, 1999, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

     2.6 Liabilities.  There are no material  liabilities of the Private Company
         -----------
or the subsidiaries, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of the Private Company or the Subsidiaries, their agents or servants occurring prior to March 31, 1999, which are not disclosed by or reflected in said financial statements. As of the date hereof, there are no know circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Private Company or the Subsidiaries.

     2.7  Absence  of Certain  Changes  or  Events.  Except as set forth in this
          ----------------------------------------
Agreement, since March 31, 1999, there has not been (I) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of the Private Company or the Subsidiaries, or (ii) any damage, destruction, or loss to the Private company or the Subsidiaries (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or conditions of the Private Company or the Subsidiaries.

     2.8 Litigation.  There are no legal,  administrative or other  proceedings,
         ----------
investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving the Private company or the Subsidiaries, or their assets, properties, or business, nor does the Private company or the Subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of the Private company or the Subsidiaries, or as to which any of the Shareholders is a party adverse to the Private Company or any of the Subsidiaries or has a material interest adverse to the Private Company or any of the Subsidiaries, except for a complaint filed against the Private Company in federal court (Jerry's Famous Deli v. Rascals Kendall, Inc; File No. 99-1912).

     2.9 Taxes. All federal,  state, foreign,  county and local income, profits,
         -----
franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Private Company and the subsidiaries, and there are no unpaid taxes which are, or could become a lien on the property and assets of the Private Company or the subsidiaries, except as provided for in the financial statements of the Private Company, or have been incurred in the normal course of business of the Private Company or the Subsidiaries since that date. All tax returns of any kind required to be filed have been filed and taxes paid or accrued. There are no disputes as to taxes of any nature payable by the Private Company or Subsidiaries.

     2.10 Hazardous Materials. No hazardous material has been released,  placed,
          -------------------
stored, generated, used, manufactured, treated, deposited, spilled, discharged, released, or disposed of on or under any real property currently or previously owned or leased by the Private Company or any of the Subsidiaries.

     2.11  Accuracy  of  All  Statements  Made  by  the  Private   Company.   No
           ---------------------------------------------------------------
representation or warranty by the Private Company in this agreement, nor any statement, certificate, schedule, or exhibit hereto furnished by or on behalf of the private Company pursuant to this agreement, nor any document or certificate delivered to the Purchaser by the Private Company pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or shall omit a material fact necessary to make the statements contained their in misleading.

     3.  Representations  and Warranties of the  Purchaser.  Kip Eardley and the
         -------------------------------------------------
Purchaser, individually and not jointly, represent and warrant to the Private Company as set forth below. These representations and warranties are made as an inducement for the Private Company to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, the Private company would not be parties hereto.

     3.1  Organization  and Good Standing.  The Purchaser is a corporation  duly
          -------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into and perform the transactions contemplated by this Agreement. The Purchaser does not have any subsidiaries or own any interest in any other entity.

     3.2 Capitalization.  As of the date of the Closing, the Purchaser will have
         --------------
a total of no more than 2,980666 shares of common stock issued and outstanding (excluding the shares to be issued pursuant to this agreement). All shares will have been duly authorized and validly issued and will be fully paid and nonassessable except for the Purchaser's obligations hereunder with respect to the shares to be issue pursuant to subsection 1.2 hereof, there are no options, warrants, debentures, conversion privileges, or other rights, agreements, or commitments obligating the Purchaser to issue or to transfer from the treasury any additional shares of capital stock of any class. As of the Closing, the Articles of Incorporation, as amended, of the Purchaser (the "Purchaser Articles") and as currently in effect shall remain unchanged, except as provided herein.

     3.3  Performance of This  Agreement.  The execution and performance of this
          ------------------------------
Agreement and the issuance of stock contemplated hereby have been authorized by the board of directors of the Purchaser.

     3.4  Financials.  True copies of the financial  statements of the Purchaser
          ----------
Consisting of the balance sheets as of the fiscal years ended December 31, 1998 and 1997 (audited) and the period ended June 30, 1999,(unaudited)and statements of income, cash flow and changes in stockholder's equity for each of the periods then ended, have been examined and certified by Anderson Anderson & Strong, Certified Public Accountants. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Purchaser as of June 30, 1999, and the earnings for the periods covered, in accordance with the generally accepted accounting principles applied on a consistent basis.

     3.5  Liabilities.  There  are no  material  liabilities  of the  Purchaser,
          -----------
whether otherwise, which arose or relate to any transaction of the Purchaser, its agents or servants which are not reflected in said financial statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Purchaser.

     3.6 Litigation.  There are no legal,  administrative or other  proceedings,
         ----------
investigations or inquiries, product liability or claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving the Purchaser or its subsidiaries, if any, or their assets, properties, or business, nor does the Purchaser or its subsidiaries know or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims , judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of the Purchaser or any of its subsidiaries or has a material interest adverse to the Purchaser or any of its subsidiaries, except Harvey Sender, Trustee, et al V. Bruce M. Porter, et al (Unites State Bankruptcy Court for the District of Colorado; Case No. 94-21830 RJB). To the best knowledge and reasonable belief of the Purchaser, there is no current or pending investigation of the Purchaser by the Securities and Exchange Commission.

     3.7 Taxes. All federal,  state, foreign,  county and local income, profits,
         -----
franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating hereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Purchaser, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Purchaser, except as provided for in the financial statements of the Purchaser, or have been incurred in the normal course of business of the Purchaser since that date. All taxes of any kind required to be filed and the taxes paid or accrued. There are no disputes as to taxes of any nature payable by the Purchaser.

     3.8 Hazardous Materials.  No hazardous material has been released,  placed,
         -------------------
stored, generated, used, manufactured, treated, deposited, spilled, discharged, released, or disposed of on or under any real property currently or previously owned or leased by the Purchaser or any of its subsidiaries.

     3.9  Legality  of Shares to be Issued.  The  shares of common  stock of the
          --------------------------------
Purchaser to be issued by the Purchaser pursuant to this Agreement, when so issued and delivered, will have been duly and validly authorized and issued by the Purchaser and will be fully paid and nonassessable.

     3.10 Accuracy of All Statements Made by the Purchaser.  No  representations
          ------------------------------------------------
or warranty by the Purchaser in this agreement nor any statement, certificate, schedule, or exhibit hereto furnished by the Purchaser pursuant to this Agreement, nor any document or certificate delivered to the Private Company pursuant to this agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     4. Covenants of the Parties
        ------------------------

          4.6 Corporate Records.
              ------------------

               a. Simultaneous with the execution of this Agreement by the Private Company, if not previously furnished, such entity shall deliver to the Purchaser copies of the articles of incorporation, as mended, and the current bylaws of the Private company, and copies of the resolutions duly adopted by the board of directors of the Private Company approving this Agreement and the transactions herein contemplated.

               b. Simultaneous with the execution of this Agreement by the Purchaser, if not previously furnished, such entity shall deliver to the Private Company copies of the Purchaser Articles, and the current bylaws of the Purchaser, and copies of the resolutions duly adopted by the board of directors of the Purchaser approving this Agreement and the transactions herein contemplated.

          4.2 Access to Information.
              ---------------------

               a. The Purchaser and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of the Private Company and the Private Company shall furnish to the Purchaser and its authorized representatives all information with respect to is affairs and business as the Purchaser may reasonably request. The Purchaser shall hold, and shall cause its representatives to hold confidential, all such information and documents, other than information that (I) is in the public domain at the time of its disclosure to the Purchaser; (ii) becomes part of the public domain after disclosure through no fault of the Purchaser; (iii) is known to the Purchaser or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of the Private company. In the event this Agreement is terminated prior to Closing, the Purchaser shall, upon the written request of the Private company, promptly return all copies of all documentation and information provided by the Private company hereunder.

               b. The Private Company and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of the Purchaser, and the Purchaser shall furnish or cause to be furnished the Private Company and its authorized representatives all information with respect to its affairs and business the Private Company may reasonably request. The Private Company shall hold, and shall cause its representatives to hold confidential, all such information and documents, other than information that (I) is in the public domain at the time of its disclosure to the Private company; (ii) becomes part of the public domain after disclosure through no fault of the Private Company; (iii) is known to the Private Company or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of the Purchaser. In the event this Agreement is terminated prior to Closing, the Private Company shall, upon the written request of the Purchaser, promptly return all copies of all documentation and information provided by the Purchaser hereunder.

     4.8 Actions Prior to Closing. From and after the date of this Agreement and
         ------------------------
until the Closing Date.

               a. The Purchaser of the Private Company shall each carry on its business diligently and substantially in the same manner as heretofore, and neither party shall make or institute any unusual or novel methods of purchase, sale, management, accounting or operation.

               b. Neither the Purchaser nor the Private company shall enter into any contract or commitment, or engage in any transaction not in the usual and ordinary course of business and consistent with its business practices.

               c. Neither the Purchaser nor the Private Company shall amend its articles of incorporation or bylaws or make any changes in authorized or issued capital stock, except as provide in this Agreement.

               d. The Purchaser and the Private Company shall each use its best efforts (without making any commitments on behalf of the company) to preserve its business organization intact.

               e. Neither the Purchaser nor the Private Company shall do any act or omit to do any act, or permit any act, which will cause a material breach of any material contract, commitment, or obligation of such party.

               f. The Purchaser  and the Private  Company shall each duly comply with all applicable laws as may be required for the valid and effective issuance or transfer of stock contemplated by this Agreement.

               g. Neither the Purchaser nor the Private Company shall sell or dispose of any property or assets, except products sold in the ordinary course of business.

               h. The Purchaser and the Private Company shall each promptly notify the other of any lawsuits, claims, proceedings, or investigations that may be threatened, brought, asserted, or commenced against it, its officers or directors involving in any way the business, properties, or assets of such party.

     4.4  Shareholders'  Approval.  The  Purchaser  shall  promptly  submit this
          -----------------------
Agreement and the transactions contemplated hereby for the approval of its stockholders by majority written consent or at a meeting of stockholders and, subject to the fiduciary duties of the board of directors of the Purchaser under applicable law, shall use its best efforts to obtain stockholder approval and adoption of this Agreement and the transactions contemplated hereby.

     4.5 No  Covenant  as to Tax or  Accounting  Consequences.  It is  expressly
         ----------------------------------------------------
understood and agreed that neither the Purchaser nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax or accounting consequence of the transactions contemplated by this Agreement or the tax or accounting consequences of any action pursuant to or growing out of this Agreement.

     4.6 Indemnification. The Private company and Edward Rodriguez, Individually
         ---------------
and not jointly, shall indemnify Purchaser for any loss, cost, expense, or other damage (including without limitation, attorney's fees and expenses) suffered by Purchaser resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty, or covenant made prior to the Closing Date. Purchaser and Kip Eardley, individually and not jointly, shall indemnify and hold the Private Company harmless from and against any loss, cost, expense, or other damage (including, without limitation, attorneys' fees and expenses) resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to, falsity or breach of any representation, covenant, warranty, or agreement made by Purchaser herein, and any claims arising from the operations of Purchaser prior to the Closing Date. The indemnity agreement contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party and survive the consummation of the transactions contemplated by this Agreement.

     4.7  Publicity.  The parties  agree that no  publicity,  release,  or other
          ---------
public announcement concerning this Agreement or the transactions contemplated by this Agreement shall be issued by any party hereto without advance approval of both the form and substance of the same by the other parties and their counsel, which approval, in the case of any publicity, release, or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

     4.8 Expenses. Except as otherwise the expressly provided herein, each party
         --------
to this Agreement shall bear its own respective expenses incurred in connection with the negotiation and preparation of this Agreement, in the consummation of the transactions contemplated hereby, and in connection with all duties and obligations required to be performed by each of them under this Agreement.

     4.9 Further Actions. Each of the parties hereto shall take all such further
         ---------------
action, and execute and deliver such further documents, as may be necessary to carry out the transactions contemplated by this Agreement.

     4.10 Amendments to Certificate of Incorporation.  On or before closing, the
          ------------------------------------------
public company will increase the authorized shares to 50,000,000 shares, and change the par value to $0.001.

     5.  Conditions  Precedent to the  Purchaser's  Obligations.  Each and every
         ------------------------------------------------------
obligation of the Purchaser to be performed on the Closing date shall be subject to the satisfaction prior thereto of the following conditions:

     5.1  Truth of  Representations  and  Warranties.  The  representations  and
          ------------------------------------------
warranties made by the Private Company in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made and given on and as of the Closing Date.

     5.2  Performance of Obligations  and Covenants.  The Private  Company shall
          -----------------------------------------
have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at he Closing.

     5.3 Officer's  Certificate.  The Purchaser shall have been furnished with a
         ----------------------
certificate (dated as of the Closing Date and in form and substance reasonably satisfactory to the Purchaser), executed by an executive officer of the Private Company, certifying to the fulfillment of the conditions specified in subsections 5.1 and 5.2 hereof.

     5.4 No  litigation  or  Proceedings.  There shall be no  litigation  of any
         -------------------------------
proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

     5.5 No Material Adverse Change. As of the Closing Date there shall not have
         --------------------------
not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of the Private company to conduct its business or the earning power thereof on the same basis as in the past.

     5.6 Shareholders'  Approval. The holders of not less than a majority of the
         -----------------------
outstanding common stock of the Purchaser shall have voted for authorization and approval of this Agreement and the transactions contemplated hereby.

     5.7  Shareholders'  Execution  of  Subscription  Agreement.   Each  of  the
          -----------------------------------------------------
shareholders shall have duly executed and delivered a Subscription agreement in the form as set forth in Schedule"B" as of the Closing Date.

     6.  Conditions  Precedent to Obligations of the Private  Company.  Each and
         ------------------------------------------------------------
every obligation of the Private Company to be performed on the Closing Date shall be subject to the satisfaction prior thereto of the following conditions:

     6.1  Truth of  representations  and  Warranties.  The  representations  and
          ------------------------------------------
warranties made by the Purchaser in this Agreement or given on its behalf hereunder shall be substantially accurate in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

     6.2  Performance of Obligations  and  Covenants.  The Purchaser  shall have
          ------------------------------------------
performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

     6.3 Officer's  Certificate.  The Private  company shall have been furnished
         ----------------------
with a certificate (dated as of the Closing Date and in form and substance reasonably satisfactory to the Private Company), executed by an executive officer of the Purchaser, certifying to the fulfillment of the conditions specified in subsections 6.1 and 6.2 hereof.

     6.4 No  Litigation  or  Proceedings.  There shall be no  litigation  or any
             ---------------------------
proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

     6.5 No Material Adverse Change. As of the Closing Date there shall not have
         --------------------------
occurred any material adverse change, financially or otherwise, which materially impairs the ability of the Purchaser to conduct its business.

     6.6 No  liabilities.  As of the Closing  Date the  Purchaser  shall have no
         ---------------
liabilities.

     7.  Changing  of  Management.  Upon  and as a  condition  of  Closing  this
         ------------------------
Agreement:.

     7.1 Prior to Closing the Purchaser will present to its shareholders for approval the election of Edward Rodriguez, Mark Magnusson, and Sharon Ciavatta as directors of the Purchaser effective immediately following the Closing of this Agreement. Prior to closing the Private Company will furnish material information of nominees to be elected by the shareholders of the Purchaser. Purchaser reserves the right to refuse to cause the nomination of any or all such persons as directors of Purchaser if, after review of the foregoing information concerning said persons, it is the opinion of Purchaser that the election of such persons would not be in the best interests of Purchaser.

     7.2 The Private Company reserves the right to terminate this agreement if nominees selected by it are not elected or appointed as set forth above.

     7.3 At the closing the Purchaser shall deliver the resignations of each officer and director of the Purchaser effective as of the Closing.

     8. Closing.
       --------

     8.1 Time and Place. The Closing of this transaction  ("Closing") shall take
         --------------
place at 57 West 200 South, Suite 310 Salt Lake City Utah, at 2:00 p.m. August 11,1999, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "Closing Date."

     8.2  Documents to Be Delivered by the Private  Company.  At the Closing the
          -------------------------------------------------
Private Company shall deliver to the Purchaser the following documents:

          a. Executed copies of Schedule "B" executed by all of the shareholders of the Private company and the certificates for the number of shares of common stock of the Private Company in the manner and form required by subsection 1.1 hereof.

          b. A stock certificate in the name of the Purchaser representing all of the outstanding shares of the Private Company.

          c. The certificate required pursuant to subsection 5.3 hereof.

          d. A certificate of good standing from the state of Delaware dated not more than twenty days prior to Closing.

          e. A signed consent an/or minutes of the Private Company's directors and shareholders approving this Agreement and each matter to be approved under this Agreement.

          f. Such other documents to transfer, certificates of authority, and other documents as the Purchaser may reasonably request.

     8.3  Documents  To Be  Delivered  by  the  Purchaser.  At the  Closing  the
          -----------------------------------------------
Purchaser shall deliver to the Private company the following documents:

          a. Certificates for the number of shares of common stock of the Purchaser as determined in subsection 1.2 hereof.

          b. The certificates required pursuant to subsection 6.3 hereof.

          c. A certificate of good standing from the State of Delaware dated not more than twenty days prior to Closing.

          d. A signed consent and/or minutes of the Purchaser's directors and shareholders approving this Agreement and each matter to be approved under this Agreement.

          e. Such other documents of transfer, certificates of authority, and other documents as the Private Company may reasonably request.

     9.  Termination.  This  Agreement may be terminated by the Purchaser or the
         -----------
Private Company by notice to the other if, (I) at any time prior to the Closing Date any event shall have occurred or any state of facts shall exist that renders any of the conditions to its other obligations to consummate the transactions contemplated by this Agreement incapable of fulfillment, or (ii) on September 6, 1999, if the closing shall not have occurred. Following termination of this Agreement no parties shall have liability to another party relating to such termination, other than any liability resulting from the breach of this Agreement by a party prior to the date of termination.

     10. Miscellaneous.
         ------------

     10.1 Notices.  All  communications  provided for herein shall be in writing
          -------
and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addresses as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

                  Purchaser:                Kip Eardley, President
                                            Porter McLeod National Retail Inc.
                                            5814 South 900 East
                                            Salt Lake City, UT 84117

                  With Copy to:             Ronald N. Vance, P.C.
                                            Attorney at Law
                                            57 West  200 south
                                            Suite 310
                                            Salt Lake City, UT 84101

                  Private Company           Edward Rodriguez, President
                                            Rascals Enterprises, Inc.
                                            899 Mountain Avenue
                                            Suite 1B
                                            Springfield, N.J. 07081

                  With Copy to:             Jeff Klein
                                            Attorney at Law
                                            23123 State Road 7
                                            Boca Raton, FL 33428

     10.2  Default.  Should  any party to this  Agreement  default in any of the
           -------
covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing and remedy provided hereunder or by the statutes of the State of Utah.

     10.3  Assignments.  This Agreement may not be assigned in whole or in apart
           -----------
by the parties hereto without the prior written consent of the other party or parties, which consent shall not be reasonably withheld.

     10.4 Successors and Assigns. This Agreement shall be binding upon and shall
          ----------------------
inure  to  the  benefit  of  the  parties  hereto,  executors,   administrators,
successors and assigns.

     10.5 Partial Invalidity. If any term, covenant,  condition, or provision of
          ------------------
this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

     10.6 Entire Agreement.  This Agreement constitutes the entire understanding
          ----------------
between the parties hereto with respect to the subject matter hereof and supercedes all negotiations, representations, prior discussions, letters of intent, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

     10.7  Interpretation of Agreement.  This agreement shall be interpreted and
           ---------------------------
construed as if equally drafted by all parties hereto.

     10.8 Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

     10.9 Further  Action.  The parties hereto agree to execute and deliver such
          ---------------
additional documents and to take such other further action as may be required to carry out fully the transactions contemplated herein.

     10.10 Amendment. This Agreement or any provision hereof may not be changed,
           ---------
waived, terminated, or discharged except by means of a written, supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

     10.11 Full Knowledge.  By their signatures,  the parties  acknowledged that
           --------------
they have carefully read and fully understand the terms and conditions of this agreement, that each party has agreed to be bound by the terms and conditions of this Agreement.

     10.12 Headings.  The descriptive  headings of the various sections or parts
           --------
of this Agreement are for the convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     10.13 Counterparts. This Agreement may be executed in two or more partially
           ------------
or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto executed the foregoing Agreement and Plan of Reorganization as of the day and year first above written.

PURCHASER                          Porter McLeod National Retail Inc.

                                   By________________________________
                                        Kip Eardley, President

PRIVATE COMPANY                    Rascals Enterprises, Inc


                                   By________________________________
                                     Edward Rodriguez, President


                                     _________________________________
                                     Edward         Rodriguez,
                                     Individually     as    to
                                     Section 2 and  Subsection
                                     4.6 of the Agreement.


                                     _________________________________
                                     Kip Eardley, Individually
                                     as  to   Section   3  and
                                     Subsection   4.6  of  the
                                     Agreement.

                                  SCHEDULE "A"
                                     TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION


NAME OF                         NO. OF SHARES OF            NO. OF SHARES OF
SHAREHOLDERS                    THE PRIVATE COMPANY         THE PURCHASER
------------
                                TO BE TRANSFERRED           TO BE ISSUED
                                -----------------           ------------


Edward Rodriguez                3,087,500                   3,087,500
Mark Magnusson                  3,087,500                   3,087,500
Robert Perna                       50,000                      50,000
Anthony Massa Jr.                 350,000                     350,000
Gary Marks                        125,000                     125,000
Robert D'Alesio                   100,000                     100,000
Ward Magnusson                     50,000                      50,000
Sharon Ciavatta                   100,000                     100,000
Jeffrey Klein                      50,000                      50,000
                                ---------                   ---------
    TOTAL                       7,000,000                   7,000,000
                                =========                   =========

                       PORTER MCLEOD NATIONAL RETAIL INC.
                            (A Delaware Corporation)

                             Certificate of Officer
                             ----------------------


     The undersigned, constituting the current and duly elected or appointed president of Porter McLeod National Retail Inc., a Delaware corporation (the "Company"), in accordance with the requirements of subsection 6.3 of the Agreement and Plan of Reorganization dated August 9, 1999, by and among the Company, Rascals Enterprises, Inc., and the shareholders of such corporation (the "Reorganization Agreement"), hereby certify that all of the representations and warranties of the Company made under the Reorganization Agreement are true and correct as of the Closing (as defined therein), the same as though originally given on the date of the Reorganization Agreement and that the Company has performed and complied with all obligations and covenants required by the Reorganization Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this document to be effective as of the Closing of the Reorganization Agreement to be held on August 10,1999, or as soon thereafter as practicable, but in not event later than September 6, 1999.


                                                     ------------------------
                                                     Kip Eardley, President

                  UNANIMOUS CONSENT IN LIEU OF SPECIAL MEETING

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                       PORTER MCLEOD NATIONAL RETAIL INC.


     The undersigned, constituting the sole director of Porter McLeod National Retail Inc., a Delaware corporation (the "Company"), hereby consent to and does adopt the following resolutions::

Correction to Prior Issuance of Stock
-------------------------------------

     RESOLVED, that the prior issuance of 1,000,000 shares of common stock to Milagro Holdings, Inc. asset forth in the board consent dated July 23,1999, be and hereby is corrected to state that the amount of money advanced by such entity on behalf of the Company was $13,711 rather than $50,000.

     FURTHER RESOLVED, that as additional consideration for such shares, Milagro Holdings Inc. has agreed to pay all legal fees and costs of the proposed reverse acquisition with Rascals Enterprises, Inc.; and

     FURTHER RESOLVED, that the foregoing resolutions shall be effective as of the date of the original board consent dated July 23, 1999.

Engagement Letter
-----------------

     Resolved that the engagement letter with counsel for the company dated July 23, 1999, be and hereby is approved and that the President be and hereby is authorized and directed to execute and deliver such agreement.

Filing of Consent
-----------------

     RESOLVED, that the consent shall be placed into the minute book of the Company with the proceedings of the board of directors and that this consent shall have the same force and effect as if a meeting of the directors were held.

     IN WITNESS WHEREOF, the undersigned has executed this consent this 12th day of August 1999.

                                                   --------------------------
                                                   Kip Eardley, Sole Director

                                   RESIGNATION


     Pursuant to the terms of the Agreement and Plan of Reorganization dated August 9, 1999, by, between, and among Porter McLeod National Inc., a Delaware corporation (the "Company"), Rascals Enterprises, Inc., a Delaware corporation, and the shareholders of such company (the Reorganization Agreement"),the undersigned hereby resigns as a director and an officer of the Company effective as of the Closing of the Reorganization Agreement as set forth therein.

Date: August 9, 1999.

                                                     ---------------------------
                                                     Kip Eardley